Exhibit 8.1

Significant Subsidiaries

The following is a list of our significant subsidiaries, including the name and country of incorporation or residence. Each of our significant subsidiaries is wholly-owned.

Name of Subsidiary	Country of Incorporation or Residence
Nice Systems Australia PTY Ltd.	Australia
NICE Systems Technologies Brasil LTDA	Brazil
NICE Systems Canada Ltd.	Canada
Nice Systems China Ltd.	China
Nice France S.A.R.L.	France
NICE Systems GmbH	Germany
NICE APAC Ltd.	Hong Kong
NICE Systems Kft	Hungary
Nice Interactive Solutions India Private Ltd.	India
Nice Technologies Ltd.	Ireland
Actimize Ltd.	Israel
Nice Japan Ltd.	Japan
NICE Technologies Mexico S.R.L.	Mexico
NICE Netherlands B.V.	Netherlands
Nice Systems (Singapore) Pte. Ltd.	Singapore
Nice Switzerland AG	Switzerland
Actimize UK Limited	United Kingdom
NICE Systems Technologies UK Limited	United Kingdom
NICE Systems UK Ltd.	United Kingdom
Actimize Inc.	United States
Nice Systems Inc.	United States
Nice Systems Latin America, Inc.	United States
Nice Systems Technologies Inc.	United States
Nexidia Inc.	United States
inContact Inc.	United States
inContact Bolivia S.R.L.	Bolivia
inContact Philippines Inc.	Philippines